CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-180166 on Form S-1 of our reports dated March 10, 2015 and March 28, 2014, on the statements of financial condition of MA Managed Futures Fund, LP, as of December 31, 2014 and 2013, respectively, appearing in the Prospectus and Disclosure Document, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus and Disclosure Document.

/s/ Arthur F. Bell, Jr. & Associates, L.L.C.

Hunt Valley, Maryland
April 20, 2015